Exhibit 10.3

BAM Administrative Services LLC

1370 Avenue of the Americas

32nd Floor

New York, New York 10019

March 19, 2014

Implant Sciences Corporation

500 Research Drive

Unit 3

Wilmington, Massachusetts 01887

Attn: Glenn D. Bolduc, President

Re:

Note Purchase Agreement, dated as of March 19, 2014 (the “Agreement”), by and between Implant Sciences Corporation (the “Company”), each of the entities set forth on Schedule A to the Agreement (collectively, the “Investors”) as investors and BAM Administrative Services LLC, as agent for the Investors (the “Agent”).

Ladies and Gentlemen:

This letter is provided pursuant to Section 4.1(d) of the Agreement as a material inducement to the Company to enter into the Agreement.

The Agent, for itself and on behalf of the Investors, hereby agrees that, notwithstanding any term in the Agreement or of the senior secured promissory notes issued or to be issued pursuant to the Agreement (the “Notes”), (i) the financial covenants contained in Sections 3.29(a), 3.30, 3.32 and 3.33 of the Agreement shall not be tested from the date hereof through March 31, 2015, and (ii) any failure to comply with such covenants during such period shall not be deemed to be a breach of the Agreement or cause or result in any default or Event of Default under the Notes.

BAM ADMINISTRATIVE SERVICES LLC

By:	/s/ David Levy
Name:
Title: